UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 29549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the

Securities Exchange Act of 1934, as amended

Date of Report (Date of earliest event reported): December 3, 2003

GIANT GROUP, LTD

(Exact name of registrant as specified in its charter)

Delaware	1-4323	23-0622690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9440 Santa Monica Blvd., Suite 407	90210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 273 5678

Item 5.	Other Events and Regulation FD Disclosure.

As disclosed in prior filings with the Securities and Exchange Commission, the Company commenced legal action in 2000 against, but not limited to, Arthur Andersen LLP et al. (“Andersen Parties”), Glenn Sands (“Sands”) and L.H. Friend, Weinress, Frankson & Presson, Inc. (“L.H. Friend”) for damages suffered as a result of wrongs complained of in connection with the acquisition of Periscope Sportswear, Inc.

On November 17, 2003, the Company and the Andersen Parties signed a settlement agreement (“Agreement”). As a result of the Agreement, Arthur Andersen LLP paid the Company $2,000,000 on December 3, 2003 to settle all claims asserted and that could have been asserted in the legal action, inclusive of any attorneys’ fees and costs claimed by either the Company or the Andersen Parties. The Company does not discharge its claims against Sands, L.H. Friend or any other defendants in this legal action. Neither party admits any liability or fault.

The terms of the settlement shall not be disclosed, except as stated in the Agreement. The Company will continue to pursue the remaining defendants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 8, 2003	By:	/s/ Pasquale A. Ambrogio

Pasquale A. Ambrogio Vice-President and Chief Financial Officer